Exhibit 3.65

Exhibit 3.65

*050103*

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Articles of Organization

Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

Filed in the office of

Document Number

20130251228-46

Ross Miller Secretary of State State of Nevada

Filing Date and Time

04/16/2013 9:57 AM

Entity Number

E0187772013-4

USE BLACK INK ONLY—DO NOT HIGHLIGHT (This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company:

(must contain approved limited-liability company wording; see instructions)

SARATOGA HEALTH HOLDINGS LLC

Check box if a series Limited-Liability Company

Check box if a Restricted Limited-Liability Company

2. Registered Agent for Service of Process: (check only one box)

Commercial Registered Agent: NATIONAL REGISTERED AGENTS, INC. OF NV

Name

Noncommercial Registered Agent OR Office or Position with Entity

(name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Nevada

Street Address City Zip Code

Nevada

Mailing Address (If different from street address) City Zip Code

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: Manager(s) OR Member(s)

(check only one box)

5. Name and Address of each Manager or Managing Member:

(attach additional page if more than 3)

1) THE ENSIGN GROUP, INC.

Name

27101 PUERTA REAL SUITE 450 MISSION VIEJO CA 92691

Street Address City State Zip Code

2)

Name

Street Address City State Zip Code

3) Name

Street Address City State Zip Code

6. Effective Date and Time: (optional)

Effective Date: Effective Time:

7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

CHAD KEETCH

CHAD KEETCH

Name Organizer Signature

27101 PUERTA REAL SUITE 450 MISSION VIEJO CA 92691

Address City State Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

NATIONAL REGISTERED AGENTS, INC. OF NV

4/16/2013

Authorized Signature of registered Agent or On Behalf of Registered Agent Entity

Date

Nevada Secretary of State NRS 86 DLLC Articles Revised 8-31-11

This form must be accompanied by appropriate fees.

*181102*

ROSS MILLER

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

Use black ink only. Do not highlight above space is for office use only

Certificate of Acceptance of Appointment by Registered Agent

In the matter of ……………………. Saratoga Health Holdings LLC …………………….

Name of Represented Business Entity

I, National Registered Agents, Inc. of NV am a:

Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent’

(complete only one)

a) commercial registered agent listed with the Nevada Secretary of State,

b) noncommercial registered agent with the following address for service of process:

Nevada

Street Address……………………. City………… Zip Code

Nevada

Mailing Address (If different from street address). City……………. Zip Code

c) represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Nevada

Street Address City Zip Code

Nevada

Mailing Address (If different from street address). City Zip Code and hereby state that on 04/16/2013 I accepted the appointment as registered agent for

Date

the above named business entity.

Jose Castellanos, Asst. Secretary

04/16/2013

X

Authorized Signature of R.A. or On Behalf of R.A. Company Date

*	If changing Registered Agent when reinstating, officer’s signature required.

X

Signature of Officer Date

Nevada Secretary of State Form RA Acceptance

Revised: 5-13-10

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE

BUSINESS LICENSE APPLICATION OF: ENTITY NUMBER

SARATOGA HEALTH HOLDINGS LLC E0187772013-4

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF APR, 2014 TO APR, 2015

*100401*

Filed in the office of

Document Number

20140487583-52

Ross Miller Secretary of State State of Nevada

Filing Date and Time

07/07/2014 6:51 AM

Entity Number

E0187772013-4

(This Document was filed electronically)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY-DO NOT HIGHLIGHT

**YOU MAY FILE THIS FORM ONLINE AT www.nvsllverflume.gov**

Return one file stamped copy. (if filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2. If there are additional managers or managing members, attach a list or them to this form.

3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list far the previous year.

4. State business license fee is $200.00 Effective 2/1/2010, $100 00 must be added for failure to file form by deadline.

5. Make your check payable to the Secretary of State

6 Ordering Copies: if requested above, one file stamped copy will be returned at no additional charge To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

7. Return the completed form to; Secretary of State, 202 North Carson Street. Carson City. Nevada 89701-4201. (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW NRS 76.020 Exemption Codes

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code:

001—Governmental Entity

005-Motion Picture Company

006—NRS 680B.020 Insurance Co.

NOTE: If claiming an exemption a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result In rejection, which could result in late fees.

NAME

CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

27101 PUERTA REAL, SUITE 400, USA MISSION VIEJO CA 92691

NAME

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent Intent of concealing the Identity of any person or persons exercising the power or authority of a manager or managing member In furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239,330, it is a category C felony to knowingly offer any false or forged instrument for tiling in the Office of the Secretary of State,

WILLIAM WAGNER Title Date

CHIEF FINANCIAL OFFICER 7/7/2014 6:50:56 AM

Signature of Manager, Managing Member or Other Authorized Signature Nevada Secretary of State List ManorMem Revised: 8-8-13